Exhibit 23.1

KPMG LLP
Chartered Accountants	Telephone	(403) 691-8000
2700-205 5 Avenue SW	Telefax	(403) 691-8008
Calgary AB T2P 4B9	Internet	www.kpmg.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the board of directors of TransCanada Corporation

We consent to the inclusion in this Annual Report on Form 40-F/A Amendment No.1 of our audit report dated February 22, 2007 (except as to note 5, which is as of March 15, 2007) on the Restated Reconciliation to United States GAAP which is contained in this Annual Report on Form 40-F/A Amendment No.1 for the fiscal year ended December 31, 2006.

We also consent to incorporation by reference of the above mentioned audit report in TransCanada Corporation’s:

•                  Registration Statement (No. 333-5916) on Form S-8 dated November 4, 1996 and the Post-Effective Amendment No. 1 on Form S-8 dated May 15, 2003;

•                  Registration Statement (No. 333-8470) on Form S-8 dated March 18, 1998 and the Post-Effective Amendment No. 1 on Form S-8 dated May 15, 2003;

•                  Registration Statement (No. 333-9130) on Form S-8 dated July 15, 1998 and the Post-Effective Amendment No. 1 on Form S-8 dated May 15, 2003;

•                  Registration Statement (No. 33-13564) on Form S-3 dated April 16, 1987 and the Post-Effective Amendment No. 2 on Form F-3 to Form S-3 dated December 5, 1996, and the Post-Effective Amendment No. 3 on Form F-3 to Form S-3 dated June 19, 2003;

•                  Registration Statement (No. 33-13564) on Form S-3 dated April 16, 1987 and the Post-Effective Amendment No. 2 on Form F-3 to Form S-3 dated December 5, 1996, as amended by Post-Effective Amendment No. 1 on Form F-3 dated June 19, 2003 (relating also to Registration Statement (No. 333-6132) on Form F-3);

•                  Registration Statement (No. 333-140150) on Form F-10 dated January 23, 2007, as amended by Amendment No. 1 on Form F-10/A dated February 1, 2007 and Amendment No. 2 on Form  F-10/A dated February 2, 2007.

 /s/ KPMG LLP

Chartered Accountants

Calgary, Canada

March 19, 2007

KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative